                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use our reports (and to all references to our Firm) included in or made a part of this registration statement.



                              ARTHUR ANDERSEN
                              Independent Public Accountant


Boston, Massachusetts
November 19, 1999